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                                                                     EXHIBIT 4.2


                          AMENDED AND RESTATED BY-LAWS

                                       of

                             CHITTENDEN CORPORATION
                                January 17, 2001


                                    ARTICLE I
                            Articles of Incorporation

         The name, location of the registered office, the registered agent, and the purposes and powers of the Corporation shall be as set forth in the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and these By-Laws; the purposes and powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Incorporation; and the Articles of Incorporation are hereby made a part of these By-Laws.

         All references in these By-Laws to the Articles of Incorporation shall be construed to mean the Articles of Incorporation of the Corporation as from time to time amended.

                                   ARTICLE II
                                  Stockholders

         SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by a vote of the Board of Directors. If no annual meeting has been held within the earlier of six months after the end of the Corporation's fiscal year or fifteen months after its last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.

         SECTION 2. Matters to be Considered at Annual Meetings. At any annual meeting of stockholders or any special meeting in lieu of an annual meeting of stockholders (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this
Section 2.

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         In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 2 to the Secretary of the Corporation and (ii) be present at such meeting, either in person or by a representative. To be timely, a stockholder's notice must be delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (1) the 75th day prior to the scheduled date of such Annual Meeting or (2) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         For purposes of these By-laws, "public announcement" shall mean: (a) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (b) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (c) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

         A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information


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provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this
Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 2, and nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 3. Special Meetings. Special meetings of the stockholders may be called by the President, the Board of Directors or the Secretary upon the written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting for any purpose. Special meetings shall be held at the registered office of the Corporation in Vermont, or at such other place either within or without the State of Vermont, and on such date and hour as shall be fixed by the President, the Board of Directors or the Secretary upon written request of the holders of not less than one-tenth of all the shares entitled to vote at the meeting and stated in the notice of the meeting, or in a duly executed waiver therefor. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

         SECTION 4. Notice of Meeting; Waiver; Adjournments. Written notice of the place, date and hour at which an annual or special meeting is to be held shall be given personally or put in the regular mails to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days prior to the meeting by or at the direction of the President, the Secretary, or the other persons calling the meeting. Notice of a special meeting shall state, in addition to the foregoing information, the purpose for which it is called. A written Waiver of Notice of a meeting, signed before or after the meeting by the person or persons entitled to notice, shall be deemed equivalent to notice, provided that such Waiver of Notice is inserted in the corporate minute book. Such a writing need not state the purpose of the meeting for which it waives notice. A stockholder's attendance at a meeting shall be a Waiver of Notice unless the stockholder makes timely objection to holding the meeting or transacting business at the meeting.

         The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this
Article II or Section 3 of Article III hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2 of this Article II or Section 3 of Article III hereof or otherwise.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no


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quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation.

         SECTION 5. Quorum. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, at any meeting of the stockholders a quorum as to any matter shall consist of a majority of the votes entitled to be cast on the matter, except that where a separate vote by a class or classes (or series thereof) or separate voting group is required by law, the Articles of Incorporation or these By-Laws, a majority of the votes entitled to be cast by such class or classes (or a series thereof) or a separate voting group shall constitute a quorum with respect to that matter. When a quorum is once present, it shall not be broken by the subsequent withdrawal of any stockholders. If the required quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting from time to time, until a quorum shall be present or represented and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article II. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 6. Voting and Proxies. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Proxies shall be filed with the Secretary of the meeting, or any adjournment thereof, before being voted. Unless otherwise provided therein, no proxy shall be valid after eleven months from the date of its execution. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. Except as otherwise provided by law, or by the Articles of Incorporation, each stockholder of record on the record date for the meeting shall be entitled to one vote for every share standing in his name on the books of the Corporation. When a quorum is present at any meeting, a plurality of the votes properly cast for election of a person to any office shall elect such person to such office, and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Incorporation or by these By-Laws, and except that, where a separate vote by a class or classes (or series thereof) or separate voting group is required by law, the Articles of Incorporation or these By-Laws for any question, a majority of the votes properly cast by such class or classes (or series thereof) or separate voting group shall decide the question (except when a larger vote is required by law, by the Articles of Incorporation or by these By-Laws).

         SECTION 7. Notice and Record Date of Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 120 days from the date fixed for the original meeting, or if after the adjournment a new record date is fixed by the Board of Directors for


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the adjourned meeting, a notice in the standard form shall be given to each stockholder of record entitled to vote at the adjourned meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

         SECTION 8. Record of Stockholders; Lists. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix a record date, which shall be not more than seventy (70) nor less than ten (10) days before the date of such meeting. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. After fixing a record date for a meeting, the Secretary of the Corporation or his/her delegate shall prepare an alphabetical list of the names of all of the Corporation's stockholders who are entitled to notice of a stockholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and the number of shares held by each stockholder. Such stockholders' list must be made available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in a city where the meeting will be held. A stockholder of record entitled to vote at the meeting, his or her agent, or attorney is entitled on written demand to inspect and, subject to applicable law, to copy the list during regular business hours at his or her expense during the period it is available for inspection. The Corporation shall make the stockholders' list available at the meeting, and any stockholder of record entitled to vote at the meeting, his or her agent, or attorney is entitled to inspect the list at any time during the meeting or at any adjournment.

         SECTION 9. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of Article II of these By-Laws, the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 10. Stockholders' Right of Inspection. Any stockholder is entitled to inspect and copy, during regular business hours, at the Corporation's principal office, or, if the Corporation's principal office is not located in Vermont, the registered office, if the stockholder gives the Corporation written notice of the stockholder's demand at least five business days before the date on which the stockholder wishes to inspect and copy, the following records: (1) the Articles or Restated Articles of Incorporation and all amendments to them currently in effect, (2) the By-laws or Restated By-laws and all amendments to them currently in effect, (3) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if


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shares issued pursuant to those resolutions are outstanding, (4) for the prior three calendar years, the minutes of all stockholders' meetings and records of all action taken by stockholders without a meeting, (5) all written communications to stockholders generally within the previous three years, including the financial statements furnished for the previous three years pursuant to applicable law, (6) a list of the names and business addresses of the current directors and officers and (7) the most recent annual report delivered to the Secretary of State under applicable law. A stockholder of a corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, the accounting records of the Corporation for the prior three calendar years and the record of stockholders if the stockholder provides the Corporation written notice of his or her demand at least five business days before the day on which he or she wishes to inspect and copy and (1) establishes that his or her demand is made in good faith and for proper purpose, (2) describes with reasonable particularity his or her purpose and the records he or she desires to inspect and (3) the records are directly connected with his or her purpose. A proper purpose shall mean a purpose reasonably related to such person's interests as a stockholder. In every instance where an attorney or other agent shall be the person who seeks to exercise the right to inspection, the demand notice shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand notice shall be directed to the Corporation at its registered office.

         SECTION 11. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof, provided that such waiver of notice is inserted in the corporate minute book. Such consent shall have the same force and effect as a unanimous vote of stockholders and may be stated as such in any articles or documents filed with the Secretary of State.

         SECTION 12. Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, or the President's delegate, shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 of this
Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                   ARTICLE III
                                    Directors

         SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Articles of Incorporation or required by law.

         SECTION 2. Board of Directors; Number; and Terms. The authorized number of directors of this Corporation (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation) shall be determined by resolution duly adopted by the Board of Directors, and


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may be increased or decreased, within the limitations specified herein, from time to time by resolution duly adopted by the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The President of the Corporation shall serve ex officio as a director.

               The Board of Directors shall be divided into three categories, designated category I, category II, and category III, as nearly equal in number as possible, and the term of office of directors of one category shall expire at each annual meeting of the stockholders, and in all cases, as to each director until a successor shall be elected and shall qualify, or until an earlier resignation, removal from office, death or incapacity. Notwithstanding the foregoing, the President shall serve as a director during his term of office as President and shall not be assigned to any category of directors. Additional directors resulting from an increase in the number of directors shall be apportioned among the categories as equally as possible. The initial term of office of directors of category I shall expire at the first annual meeting of stockholders following the adoption of this provision, that of category II shall expire at the second annual meeting following adoption of this provision, that of category III at the third annual meeting of stockholders following adoption of this provision, and in all cases as to each director until a successor shall be elected and shall qualify, or until an earlier resignation, removal from office, death or incapacity. At each annual meeting of stockholders following the adoption of this provision, the number of directors equal to the number of directors of the category whose terms expire at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

         SECTION 3. Director Nominations. Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only by, or at the direction of, a majority of the Board of Directors. Any holder of record (both as of the time notice of such suggestion for nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting may make suggestions for nominees by submitting the nominee's name in writing to the Corporation and complying with the timing, informational and other requirements set forth in this Section 3. If there is an Executive Committee, the Executive Committee shall consider the suggested nominee and make a recommendation to the Board of Directors as to whether the nomination is appropriate. Any stockholder who has complied with the timing, informational and other requirements set forth in this Section 3 and who seeks to make such a suggestion for nomination, or his, her or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as directors at an Annual Meeting.

         A stockholder's notice of a suggested nominee shall be timely if delivered to, or mailed to and received by, the Secretary of the Corporation at the Corporation's principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Secretary of


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the Corporation at the Corporation's principal executive office not later than the close of business on the later of (x) the 75th day prior to the scheduled date of such Annual Meeting or (y) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

         A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder suggests for nomination for election or re-election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, and (4) the consent of each suggested nominee to serve as a director if nominated and elected. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (a) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such suggested nominee(s), (b) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such suggested nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (c) a description of all arrangements or understandings between such stockholder and each suggested nominee and any other person or persons (naming such person or persons) pursuant to which the suggested nomination or nominations are to be made by such stockholder.

         If the Board of Directors or the Executive Committee determines that any suggestion for nomination was not made in accordance with the terms of this
Section 3 in any material respect, then such suggestion shall not be considered by the Board of Directors or the Executive Committee. If the Board of Directors or the Executive Committee determines that a suggestion for nomination was made in accordance with the terms of this Section 3, such suggestion shall be considered by the Board of Directors or the Executive Committee.

         Notwithstanding anything to the contrary in the second paragraph of this Section 3, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder's notice required by this Section 3 shall also be considered timely, but only with respect to suggested nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Secretary of the Corporation at the Corporation's principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.

         No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of directors at an


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Annual Meeting need not be by written ballot, unless otherwise provided by the
Board of Directors or presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

         SECTION 4. Quorum and Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and a meeting may be held as adjourned without further notice, except as provided in Section 9 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors except as these By-Laws shall otherwise require. The Executive Committee of the Corporation may meet in lieu of the Board up to six times a year and may take all action that the Board could take at a regular meeting.

         SECTION 5. Resignation. Any director may resign at any time upon delivery of his resignation in writing to the Chairman, President, Secretary or Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

         SECTION 6. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including an Executive Committee, and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee. If no such alternate members have been designated for such a committee, the members thereof present at any meeting and not disqualified from voting whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent provided in the resolution of the whole Board of Directors which establishes it and permitted by Vermont law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to any papers which may require it. Any director may be a member of more than one committee. The procedures to be followed by such committees with respect to quorum, voting and other such matters shall be the same as those specified for meetings of directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

         SECTION 7. Telephone Meetings and Written Consents. Any action required or permitted to be taken at any meeting of the Board of Directors or committees thereof may be


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taken by telephone conference call, between at least a majority of the directors, or may also be taken without a meeting if all members of the board or committee, as the case may be, consent to such action in writing and the writing or writings are filed in the minute book of the board or committee.

         SECTION 8. Vacancies and Newly-Created Directorships. Subject to the rights, if any, of the holders of any series of preferred stock to elect directors and to fill vacancies in the Board of Directors relating thereto, if any vacancies occur on the Board of Directors by reason of the death, immediately effective resignation, retirement or removal from office of any director or resulting from any increase in the number of directors, all the directors then in office, although less than a quorum, may by a majority vote choose a successor or successors or the stockholders, with a quorum, may by a majority vote choose a successor or successors. If the vacancy was held by a director elected by a voting group of stockholders, only holders of shares of that voting group are entitled to vote to fill a vacancy if it is filled by the stockholders. Any director appointed in accordance with this Section shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of preferred stock to elect directors, when the number of directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. In the event that one or more directors tenders a resignation from the board effective at a future date, the prospective vacancy or vacancies may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         SECTION 9. Place, Time and Notice of Meetings. The directors may hold their meeting in such place or places, within and without the State of Vermont, as the Board of Directors may determine from time to time. The Board of Directors shall meet each year either immediately before or after the Annual Meeting, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary. Other regular meetings of the Board of Directors may be held at such time, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the time, date and place thereof. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in the case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officers as designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person or by telephone, telex, telecopy or other written form of electronic communication, or by telegram sent to his/her business or home address at least 48 hours in advance of the meeting, or by written notice mailed to his/her business or home address at least 72 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, dispatched or transmitted if telexed or telecopied, when delivered to the telegraph company if sent by telegram, or deposited in the mail so addressed, with postage thereon prepaid if mailed.

         When any Board of Directors meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice to the date, time or place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereof, other than an announcement at the meeting at which such adjournment is taken of the date, time and place to which the meeting is adjourned.

         A written waiver of notice signed either before or after a meeting by a director and filed with the minutes or corporate records shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice for such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Articles of Incorporation or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in a notice or waiver of notice of such meeting.

         SECTION 10. Chairman of the Meeting. The President of the Corporation, if present and acting, shall preside at all meetings of the Board of Directors unless the Chairman of the Board is present; otherwise, a director chosen by a majority of the Board of Directors at the meeting shall preside.

         SECTION 11. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors; provided, directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.

         SECTION 12. Retirement. No person shall be eligible for election as a director after he or she has reached the age of 70 years. When a director reaches the age of 70 years, he or she shall be entitled to serve until the date of the Annual Meeting of the Corporation next following his or her 70th birthday, but shall not thereafter be eligible for re-election.

                                   ARTICLE IV
                                    Officers

         SECTION 1. Enumeration. The officers of the Corporation shall consist of a President, a Secretary and such other officers, including, without limitation, a Chairman of the Board of

Directors, a Chief Executive Officer, a Chief Financial Officer, a Treasurer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

         SECTION 2. Election. At the regular annual meeting of the Board of Directors preceding or following the Annual Meeting, the Board of Directors shall elect the President and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

         SECTION 3. Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time, except the offices of President and Secretary must be held by different people. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

         SECTION 4. Tenure. Except as otherwise provided by the Articles of Incorporation or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors preceding or following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

         SECTION 5. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon delivery unless it is specified to be effective at some other time or upon the happening of some other event.

         SECTION 6. Removal. Except as otherwise provided by law, the President or the Board of Directors may remove any officer with or without cause. Neither notice nor a hearing need be given to any officer proposed to be so removed.

         SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

         SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         SECTION 9. President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business. If there is no Chairman of the Board or if he or she is absent, the President or the President's delegate shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

         SECTION 10. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

         SECTION 11. Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

         SECTION 12. Chief Financial Officer. The Chief Financial Officer, if one is elected, shall have such powers and shall perform such duties as the President may from time to time designate.

         SECTION 13. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the President and except as the President may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President.

         Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the President may from time to time designate.

         SECTION 14. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the President may from time to time designate.

         SECTION 15. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including the Executive Committee and other committees designated from time to time by the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting or someone who has routinely recorded the minutes of such meeting shall record the proceedings thereof. The Secretary shall have responsibility for authenticating records of the Corporation. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the President. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

         Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the President may from time to time designate.

         SECTION 16. Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the President.

                                    ARTICLE V
                                  Capital Stock

         SECTION 1. Amount Authorized. The amount of the authorized capital stock and the par value, if any, of the shares authorized shall be fixed in the Articles of Incorporation, as amended from time to time.

         SECTION 2. Stock Certificates. Each stockholder shall be entitled to a certificate representing the shares of the Corporation owned by him or her, under the corporate seal or a facsimile thereof, in such form as may be prescribed from time to time by the directors. The certificate shall be signed (either manually or by facsimile) by the President or a Vice-President, and by the Treasurer or the Secretary. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the time of its issue.

         Every certificate representing the Corporation's shares which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the By-Laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back thereof either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every certificate representing the Corporation's shares issued when the Corporation is authorized to issue more than one class or series of shares shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, voting powers, qualifications, and special and relative rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         SECTION 3. Transfer. Subject to the restrictions, if any, stated or noted on the certificates, shares may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed by the registered holder or by his duly authorized attorney pursuant to a written power of attorney properly executed, and with such proof of the authenticity of signature as the Secretary of the Corporation or its transfer agent may reasonably require, if the Corporation has no notice of any adverse claim. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of shares as shown on its books as the owner of such shares for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such shares, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his or her mailing address.

         SECTION 4. Lost or Destroyed Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

         SECTION 5. Fractional Shares. Certificates representing fractional shares may be issued by the Corporation. No holder of any fractional share shall be entitled to any vote with respect thereto unless, and to the extent that, the holder or holders of fractional shares aggregating one or more full shares unite for the purpose of voting at any such meeting, in which case such holder or holders shall be entitled to one vote at such meeting for each full share represented by the aggregate of such fractional shares held by such holder or holders.

         SECTION 6. Payment for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for the issuance of shares of the Corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any shares until the share is fully paid.

                                   ARTICLE VI
                          Indemnification and Insurance

         SECTION 1. Definitions. For purposes of this Article VI, the following definitions shall apply:

         (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon the consummation of the transaction.

         (2) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

         (3) "Expenses" means the reasonable costs incurred in connection with a proceeding, including reasonable attorneys' fees.

         (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

         (5)  "Official capacity" means:

              (a) when used with respect to a director, the office of director in a corporation; and

              (b) when used with respect to an individual other than a director, as contemplated in Section 6 of this Article VI, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust employee benefit plan, or other enterprise.

         (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (7) "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

         (8) "Special legal counsel" means counsel that has never been an employee of the Corporation and who has not, and whose firm has not, performed legal services for the Corporation pertaining to the matter for which indemnification is sought for a period of at least two years before retention as special counsel.

         SECTION 2. Authority to Indemnify.

         (A) Except as provided in Subsection (D) of this Section 2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

         (1)  the director conducted himself or herself in good faith; and
         (2)  the director reasonably believed:

              (a) in the case of conduct in the director's official capacity with the Corporation, that the director's conduct was in its best interests; and
              (b) in all other cases, that the director's conduct was at least not opposed to its best interests; and

         (3) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

         (B) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (A)(2)(b) of this Section.

         (C) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

         (D)  The Corporation may not indemnify a director under this Section:

         (1) in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

         (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

         (E) Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

         SECTION 3. Mandatory Indemnification. The Corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Corporation against reasonable expenses incurred by the director in connection with the proceeding.

         SECTION 4.  Advance for Expenses.

         (A) The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

         (1) the director furnished the Corporation a written affirmation of his or her good faith belief that the director has met the standard of conduct described in Section 2 above;

         (2) the director furnishes the Corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

         (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under this
              Article VI.

         (B) The undertaking required by Subsection (A)(2) of this Section 4 must be an unlimited general obligation of the director, but need not be secured and may be accepted by the Corporation without reference to financial ability to make repayment.

         (C) Determinations and authorizations of payments under this Section shall be made in the manner specified in Section 5 of this Article VI.

         SECTION 5.  Determination and Authorization of Indemnification.

         (A) Except as provided in Section 4 of this Article VI, the Corporation may not indemnify a director under Article VI of these By-Laws prior to the final resolution of a proceeding, whether by judgment, order, settlement, conviction, plea or otherwise, and unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 2 of this Article VI.

         (B) The determination required by Subsection (A) of this Section 5, in accordance with the terms of Section 2 of this Article VI shall be made:

         (1) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

         (2) if a quorum cannot be obtained under subdivision (1) of this Subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

         (3)  by written opinion of special legal counsel;

              (a) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2); or

              (b) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

         (4) by the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

         (C) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under Subsection
(B)(3) of this Section 5 to select counsel.

         SECTION 6. Indemnification of Officers, Employees and Agents.

         (A) An officer of the Corporation who is not a director, and including as officers those persons described in Section 1 of Article IV of the By-Laws, is entitled to mandatory indemnification under Section 3 of this Article VI and is entitled to apply for court-ordered indemnification under the Vermont Business Corporation Law, in each case to the same extent as a director;

         (B)  The Corporation shall indemnify and advance expenses under this
Article VI to an officer of the Corporation who is not a director to the same extent as a director and may indemnify and advance expenses under this Article VI to an agent of the Corporation who is not a director or an officer (as provided in Subsection (A) of this Section 6) to the same extent as a director.

         SECTION 7. Non-Exclusivity. The indemnification provided by this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         SECTION 8. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising out of his or her status as such director, officer, employee or agent, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Sections 2 and 3 of this Article VI or otherwise under the provisions of the Vermont Business Corporation Act.

                                   ARTICLE VII
                            Miscellaneous Provisions

         SECTION 1. Fiscal Year. Except as from time to time determined by the directors, the fiscal year of the Corporation shall end on the last day of December in each year.

         SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

         SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President, the Secretary or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.

         SECTION 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President, the Secretary or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by the Corporation.

         SECTION 5. Registered Office and Registered Agent. The address of the registered agent shall be as set forth in the Articles of Incorporation. The books of the Corporation, including its stock ledger, books of account, and minute books, shall be kept at the registered office of the Corporation or its Secretary.

         SECTION 6. Agents. The Board of Directors may appoint agents of the Corporation possessing authority as broad as is not inconsistent with these By-laws or applicable law.

         SECTION 7. Amendment of By-laws.

         (a) Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

         (b) Amendment by Stockholders. These By-laws may be amended or repealed at any Annual Meeting or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.